Exhibit 99.1

Sunshine Heart Announces Closing of $9.2 Million Underwritten Public Offering and Full Exercise of
Over-Allotment Option

Eden Prairie, MN: April 24, 2017: (GLOBE NEWSWIRE) Sunshine Heart, Inc. (NASDAQ: SSH) announced today the closing of an underwritten public offering of units for gross proceeds of $9.2 million, which includes the full exercise of the underwriter’s over-allotment option to purchase additional shares and warrants, prior to deducting underwriting discounts and commissions and offering expenses payable by Sunshine Heart.

The offering comprised of Class A Units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of common stock and one five-year warrant (each, a “warrant”) to purchase one share of common stock with an exercise price of $1.10 per share, and Class B Units, priced at a public offering price of $1,000 per unit, with each unit comprised of one share of preferred stock, which is convertible into 1,000 shares of common stock, and warrants to purchase 1,000 shares of common stock, also with an exercise price of $1.10 per share. The conversion price of the preferred stock issued in the transaction as well as the exercise price of the warrants are fixed priced and do not contain any variable pricing features nor any price based anti-dilutive features. The preferred stock issued in this transaction includes a beneficial ownership blocker but has no dividend rights (except to the extent dividends are also paid on the common stock), liquidation preference or other preferences over common stock. The securities comprising the units are immediately separable and will be issued separately.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., acted as sole book-running manager in connection with the offering.

A total of 2.8 million shares of common stock, 6,400 shares of preferred stock convertible into 6.4 million shares of common stock, and warrants to purchase 9.2 million shares of common stock were issued in the offering.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-216841), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 18, 2017.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A final prospectus relating to this offering was filed by Sunshine Heart with the SEC. Copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172, by calling (212) 409-2000.

About Sunshine Heart

Sunshine Heart, Inc. (Nasdaq:SSH) is an early-stage medical device company focused on commercializing the Aquadex FlexFlow® System. The Company’s commercial product, the Aquadex system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. Our objective is to improve the quality of life for patients with heart failure and related conditions. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our ability to execute on our recently announced strategic realignment, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Claudia Napal Drayton	Investor Relations
Chief Financial Officer	Sunshine Heart Inc.
Sunshine Heart, Inc.	ir@sunshineheart.com
T: +1-952-345-4205